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                        FIRST FUND DISTRIBUTORS, INC.

                               SALES AGREEMENT

From:

To: First Fund Distributors, Inc.

Ladies and Gentlemen:

     We desire to enter into an agreement with you for the sale and distribution of the shares of each open-end investment company (or class or series thereof having a separate portfolio) for which you act as principal underwriter. Each such investment company (or such a class or series) is hereafter referred to as a "Fund". A list of Funds at the present time is attached hereto as Appendix A. Upon acceptance of this Agreement by you, we understand that we may offer and sell shares of each of the Funds (whether or not listed in appendix A), subject, however, to all of the terms and conditions hereof and to your right, without notice, to suspend and terminate the sale of the shares of any one or more of the Funds.

1. We understand that the shares of each Fund will be offered and sold at the current offering price in effect at the time the order for such shares is confirmed and accepted by you. All purchase requests and applications submitted by us are subject to acceptance or rejection in your sole discretion, and, if accepted, each purchase will be deemed to have been consummated at your office.

2. We certify that (a) we are a member of the National Association of Securities Dealers, Inc. ("NASD")and agree to maintain membership in the NASD, or (b) we are a foreign dealer not eligible for membership in the NASD, or (c) we are not a "non-member broker or dealer" as defined in the Rules of Conduct of the NASD. In any case, we agree to abide by all the rules and regulations of the Securities and Exchange Commission and the NASD that are binding upon underwriters and dealers in the distribution of securities of open-end investment companies, including, without limitation, Rule 2830 of the NASD Rules of Conduct, all of which are incorporated herein as if set forth in full. We further agree to comply with all applicable state and federal laws and the rules and regulations of authorized regulatory agencies. We agree that we will sell or offer for sale shares of each Fund in only those states or jurisdictions whose laws permit the sale in question, whether or not such permission is dependent on registration or qualification of a Fund or its shares under such law.

3. We will offer and sell the shares of each Fund only in accordance with the terms and conditions set forth in the then current Prospectus relating to the Fund (which term "Prospectus" used herein shall include any related statement of additional information), and we will make no representations not included in said Prospectus or in any supplemental sales material authorized and supplied by you. We will use our best efforts in the development and promotion of sales of shares of each Fund and agree to be responsible for the proper instruction and training of all sales personnel employed by or associated with us, in order that such shares will be offered in accordance with the terms and conditions of this Agreement and all applicable laws, rules and regulations. We agree to hold you and/or each Fund harmless and indemnify you and/or each Fund in the event that we, or any of our sales representatives should violate any law, rule or regulation, or any provisions of this Agreement, which violation may result in liability to you and/or any Funds; and in the event that you and/or any Fund determine to refund any amounts paid by any investor by reason of any such violation on our part, we shall return to you and/or that Fund any commission previously paid or discounts allowed by you to us with respect to the transaction for which the refund is made. All expenses which we incur in connection with our activities under this Agreement shall be borne by us.


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4.   We understand and agree that the sales charge and dealer commission relative to any sales of shares of a Fund made by us will be in an amount as set forth in the then current Prospectus relating to the Fund or in separate written notice to us.

5. Payment for purchases of shares of each Fund made by wire order from us shall be made to you or for your account and received by you within three business days after the acceptance of our order or such shorter time as may be required by law. If such payment is not received by you, we understand that you reserve the right, without notice, to cancel the sale, or, at your option, to sell the shares ordered by us back to the applicable Fund, in which latter case we may be held responsible for any loss, including loss of profit, suffered by you and/or the Fund, resulting from our failure to make the aforesaid payment. Where sales of the shares of the Fund are contingent upon the receipt of payment therefor, we will forward promptly to you any purchase orders and/or payments received by us from investors.

6. We agree to purchase shares only from you or from our customers. If we purchase shares from you, we agree that all such purchases shall be made only to cover orders received by us from our customers, or for our own bona fide investment. If we purchase shares from our customers, we agree to pay such customers not less than the redemption price as established by the then applicable current Prospectus.

7. Unless at the time of transmitting an order we advise you to the contrary, you may consider the order to be the total holding of an investor and assume that the investor is not entitled to any reduction in sales price beyond that accorded to the amount of the purchase as determined by the schedule set forth in the then applicable current Prospectus.

8. We understand and agree that if any shares sold by us under the terms of this Agreement are redeemed by a Fund or are repurchased by you as agent for that Fund or are tendered to that Fund for redemption within seven business days after the confirmation to us of our purchase order for such shares, we will promptly refund to you the full amount of the commission allowed to us on the original sale.

9. Your obligations to us under this Agreement are subject to all the provisions of any agreement entered in to between you and the applicable Fund (or investment company of which a Fund is a class or series). We understand and agree that in performing our services covered by this Agreement we are acting as principal, and you are in no way responsible for the manner of our performance or for any of our acts or omissions in connection therewith. Nothing in this Agreement shall be construed to constitute us or any of our agents, employees or representatives as your agent, partner or employee, or the agent or employee of a Fund.

10. We may terminate this Agreement by notice in writing to you, which termination shall become effective thirty days after the date of mailing to you. We agree that you have and reserve the right, in your sole discretion without notice, to suspend sales of shares of any of the Funds, or to withdraw entirely the offering of shares of any of the Funds, or, in your sole discretion, to modify, amend or cancel this Agreement upon written notice to us of such modification, amendment or cancellation, which shall be effective on the date stated in such notice. Without limiting the foregoing, you may terminate this Agreement for cause on violation by us of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to us of such termination. Without limiting the foregoing, any provision hereof to the contrary notwithstanding, our expulsion from the NASD will automatically terminate this Agreement without notice; our suspension from NASD or violation of applicable state or federal laws or rules or regulations of authorized regulatory agencies will terminate this Agreement effective upon the date of your mailing notice to us of such termination. Your failure to terminate for any cause shall not

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     constitute a waiver of your right to terminate at a later date for any such cause. All notices hereunder shall be to the respective parties at the address listed hereon, unless changed by notice given in accordance with this Agreement.

11. This Agreement shall become effective as of the date it is executed and dated by you below. This Agreement may not be assigned or transferred; provided, however, that you may assign or transfer this Agreement to any successor firm or distributor of any of the Funds.

12. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be construed and enforced in accordance with the laws of the State of Arizona.

                                    ____________________________________________
                                    Dealer Firm

                                    ____________________________________________
                                    Street Address

                                    ____________________________________________
                                    City                   State         ZIP

                                    ____________________________________________
                                    Area Code        Telephone Number

                                    ____________________________________________
                                    Authorized Signature                 Date

                                    ____________________________________________
                                    Name and Title

Accepted:

FIRST FUND DISTRIBUTORS, INC.

_______________________________________
Authorized Signature         Date

_______________________________________
Name and Title

                         RETURN SIGNED AGREEMENTS TO:

                        FIRST FUND DISTRIBUTORS, INC.
                     4455 EAST CAMELBACK RD., STE. 261E
                             PHOENIX, AZ 85018
                             ATTN: JUDI SWENSON

         A FULLY EXECUTED ORIGINAL WILL BE RETURNED FOR YOUR RECORDS.


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                      NSCC NETWORKING BILATERAL AGREEMENT

Agreement made this of __________ 2001, by First Fund Distributors, Inc., a Delaware corporation and __________________________________________ (the
"Broker"), an entity that engages in the purchase and sale of shares of the Funds listed on Appendix A. (The "Funds").

The undersigned agrees to comply with the NSCC rules and procedures as stated in NETWORKING AGREEMENT (the "Agreement") issued in the ICI Memorandum dated April 23, 1993.

First Fund Distributors, Inc.             ______________________________________
                                          FIRM NAME OF BROKER/DEALER

______________________________________    ______________________________________
AUTHORIZED SIGNATURE                      AUTHORIZED SIGNATURE


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